As Filed With the Securities and Exchange Commission on September 3, 2010

                                                     Registration No. 333-166786
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           FORM S-1/A AMENDMENT NO. 3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             KROSSBOW HOLDING CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                              800                              27-0971332
 (State or jurisdiction of         (Primary Standard Industrial               (IRS Employer
incorporation or organization)      Classification Code Number)           Identification Number)

        831-77th Avenue                                     Corp 95, LLC
       Edmonton, Alberta                             2620 Regatta Dr. Suite 102
         Canada T6P 1S9                                     Nevada 89128
       Tel: 780-860-9261                                Tel: (949) 487-2436
(Address and telephone number of                   (Name, address and telephone
 registrant's executive office)                     number of agent for service)

                                 With a Copy to:
                             Karen A., Batcher, Esq.
                             Synergen Law Group, APC
                          819 Anchorage Place, Suite 28
                              Chula Vista, CA 91914
                                Tel. 619.475.7882
                                Fax. 619.512.5184
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

   From time to time after this Registration Statement is declared effective.
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)      Price (2)         Fee
--------------------------------------------------------------------------------
Common Stock         2,200,000     $0.04 per share     $88,000          $6.27
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                             KROSSBOW HOLDING CORP.
                                2,200,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders named in this prospectus are offering the 2,200,000 shares of our common stock offered through this prospectus. The 2,200,000 shares offered by the selling shareholders represent 69% of the total outstanding shares as of the date of this prospectus. We will not receive any proceeds from this offering. We have set an offering price for these securities of $0.04 per share of our common stock offered through this prospectus.

                                    Underwriting
                    Offering       Discounts and           Proceeds to
                     Price          Commissions        Selling Shareholders
                     -----          -----------        --------------------

     Per Share      $  0.04             None               $  0.04
     Total          $88,000             None               $88,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at 0.04 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                THE DATE OF THIS PROSPECTUS IS: SEPTEMBER 3, 2010

                                Table of Contents


                                                                            Page
                                                                            ----

Summary                                                                       3

Risk Factors                                                                  6

Use of Proceeds                                                              11

Determination of Offering Price                                              11

Dilution                                                                     11

Selling Shareholders                                                         11

Plan of Distribution                                                         13

Description of Securities                                                    16

Interest of Named Experts and Counsel                                        16

Description of Business                                                      17

Legal Proceedings                                                            22

Market for Common Equity and Related Stockholder Matters                     22

Plan of Operations                                                           23

Changes in and Disagreements with Accountants                                26

Available Information                                                        26

Directors, Executive Officers, Promoters and Control Persons                 26

Executive Compensation                                                       27

Security Ownership of Certain Beneficial Owners and Management               28

Certain Relationships and Related Transactions                               29

Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities                                                             29

Financial Statements                                                         30

                                     SUMMARY

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. We have suffered operating losses since our inception. As such we may have to cease operations and you could lose your investment.

As used in this prospectus, unless the context otherwise requires, "we", "us", "our" " Krossbow Holding Corp." or "Krossbow" refers to Krossbow Holding Corp. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. The following summary is not complete and does not contain all of the information that may be important to you. Prospective investors are urged to read the entire prospectus before making an investment decision to purchase our common shares.

We intend to produce Verified Emission Reduction (VER) and Reduced Emissions from Deforestation and Degradation (REDD) carbon offsets through global restoration projects. The offsets will be validated and verified for sale to companies, foundations, and other entities that, for branding, policy and corporate social responsibility reasons, wish to offset their carbon footprints to support climate change mitigation efforts.

At the time of filing this registration statement the company has begun the development of a corporate website, raised $26,000 in share capital and completed an audit of the company's financial statements ended March 31, 2010. We have yet to implement our business model and our current focus is to obtain effectiveness of our registration statement from the Securities and Exchange Commission and apply for quotation on the OTC Bulletin Board.

The following steps are required in order to produce verified emission reduction credits:


DEVELOP WEBSITE (2 WEEKS)

We have begun work on a corporate website and have begun initial marketing and networking efforts. Our website will be used to raise awareness for our business and the business model we intend to implement.

BUDGET: $1,500


COMPLETION OF FINANCING (6 MONTHS)


We expect to complete an additional public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering. We will require additional financing of $300,000 in order to proceed with our full business plan for a full year. We plan to sell additional common shares in order to raise the funds necessary to pursue our plan of operations. Issuances of additional shares will result in dilution to our existing shareholders. We also may receive loans from our directors and officers. We currently do not have any arrangements in place for obtaining director loans and there is no assurance that we will be successful in completing any equity financing. Once the present registration statement is effective there will be a ready market of secondary shares for sale, from which we will receive no proceeds. This will make it difficult to complete our secondary offering and the future share price will dictate the price of any additional raises.


PROCURE INITIAL PROJECT IN CANADA (1 MONTH)

We intend to use a forest/pastureland interface in the province of Alberta for an initial project. Several suitable projects have been identified but no advanced steps have been taken to draft contracts or begin initial feasibility studies. We require additional capital to initiate a feasibility study and have legal contracts drafted.

BUDGET: $15,000

INITIATE FEASIBILITY STUDY (2 WEEKS)

In order to assess the economic viability of our initial project we intend to conduct a feasibility study where by growth and yield data will be used to calculate carbon potential of the chosen project. The carbon potential will be used to calculate revenues while costs will be determined by price of seed stock, labor, verification, overhead and monitoring costs.

BUDGET: $20,000

IMPLEMENT WORK PROGRAM (1-2 MONTH(S))

If the results of the feasibility study show positive economics we will implement the site specific work program. The specific characteristics of the chosen site will determine how much planting and site preparation is required and how much preservation of existing vegetation is required. In order to complete our work program the following costs will likely be incurred:

Legal- documents drafted to define terms of environmental rights, property rights and responsibilities.

Seed Stock- seedlings will need to be purchased from local stock providers.

Labor- planting sites will need to be cleared and prepared and a planting crew will need to be hired in order to complete the afforestation/reforestation.

Monitoring- costs associated with assuring the planted and protected trees are growing to their potential and that adverse growing conditions, pests, fire and disease have not negatively affected growth. This cost will not be incurred at the time of the work program but a liability will be added to the balance sheet.

BUDGET: $95,000

VERIFY CARBON CREDITS (1 MONTH)

Once the work program has been completed the project will undergo a review by a third party. We intend to verify any carbon offsets through ISO 14064 project accounting standard. ISO 14064 is a greenhouse gas project accounting standard developed by the International Organization and Standardization beginning in 2002 and launched in spring of 2006. The standard is meant to be applicable regardless of a country's current climate policy, and does not apply restrictions of project types, size, location and crediting period. Requirements for certification include:
BUDGET: $25,000


LOCATE BUYER FOR VERIFIED EMISSIONS (1-3 MONTH(S))

Once the carbon credits have been verified we will have the ability to sell the carbon credits associated with the project. We intend to focus our sales efforts on voluntary markets.

Budget: NA (this is an ongoing process and will be completed though networking by the Company's president Mr. Jason Kropp. No specific project cost is being associated with this process.)


REVENUE

Once credits have been verified by a third party we will be able to market and sell the credits. The process of procuring a buyer will be ongoing throughout the project development stages. We have not found or began a search for a buyer as of the time of filing this registration statement.


TOTAL TIMELINE: 10 MONTHS
TOTAL BUDGET: $156,500

At our year end, March 31, 2010 we had assets of $25,450 made up completely of cash and a net loss of (($6,211)). Our current monthly burn rate is approximately $1,000 and our current capital will last the company less than 20 months. Our budget to complete our plan of operations is $156,500. In addition a monitoring liability of 25,000 will be required to assure the health and quality of the forested land.


We were incorporated on September 17, 2009 under the laws of the state of Nevada. Our principal offices are located at 831-77th Avenue, Edmonton, Alberta Canada, T6P 1S9. Our telephone number is 780-860-9261.

THE OFFERING:

Securities Being Offered     Up to 2,200,000 shares of common stock.

Offering Price               The selling shareholders will sell our shares at a
                             fixed price of $0.04 per share unless and until our shares are quoted on the OTC Bulletin Board.

                             There is no public market for our common stock. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares in our stock.

                             We intend to apply to the OTC Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering        The selling shareholders will determine when and
                             how they will sell the common stock offered in this
                             prospectus.
Termination of the
 Offering                    The offering will conclude when all of the
                             2,200,000 shares of common stock have been sold,
                             the shares no longer need to be registered to be
                             sold due to the operation of Rule 144 or we decide
                             at any time to terminate the registration of the
                             shares at our sole discretion but in no event later
                             than two years from the effective date of this
                             registration statement. ( Date of expiration will
                             be provided for this continuous offering once
                             known)
Securities Issued and
 to be Issued                2,200,000 shares of our common stock to be sold in
                             this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the sale of
                             the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.


                                                  As of June 30 2010 (unaudited)
                                                  ------------------------------
BALANCE SHEET
Total Assets                                               $   2,548
Total Liabilities                                          $   2,329
Stockholders Equity                                        $     219

                                                  Period from September 17, 2009
                                                         (date of inception)
                                                   to June 30, 2009 (unaudited)
                                                   ----------------------------
INCOME STATEMENT
Revenue                                                    $      --
Total Expenses                                             $  25,781
Net Loss                                                   $ (25,781)


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE ARE AT RISK TO CHANGES IN DOMESTIC AND INTERNATIONAL CARBON POLICY.

The supply and demand fundamentals of carbon credits are determined by governments and international consortiums and are beyond the Company's control. The ability of the company to continue operations will be dependent on the level of adoption and observance of the Kyoto Protocol, the post Kyoto Protocol environment and other initiatives aimed at reducing greenhouse gas emissions. Changes in government and corporate priorities as a result of government deficits, domestic industries or as a result of changes in the prevailing views concerning the impact of greenhouse gases on climate change could adversely affect the observance of the Kyoto Protocol, the adoption of successor protocols, and corporate initiatives.

IF WE ARE UNABLE TO IDENTIFY AND ACQUIRE SUFFICIENT AND SUITABLE LAND UPON WHICH TO PLANT FORESTS OUR BUSINESS WILL FAIL

In order to achieve our business model we need free or inexpensive access to large areas of land that can be support and maintain a forest. If we are unable to procure areas that meet our size and fertility requirements we will not be able to plant the trees needed to obtain carbon credits.

IF WE ARE UNDABLE TO FIND A SUITABLE BUYER FOR CARBON CREDITS OUR BUSINESS WILL FAIL

The carbon credits we intend to produce and sell are voluntary. Buyers of voluntary credits are not bound to purchase due to government regulations or international agreements. Buyers of voluntary credits purchase because they believe it is the socially responsible thing to do or in order to increase corporate image. The market for voluntary credits is still in the development stages and 2008 137.65 million tones of carbon credits were sold for a market value of $36.8 million, "State of the forest carbon markets 2009, Katherine Hamilton, Unna Chokkalingam, and Maria Bendana". If we are unable to capture a portion of this relatively small market our business will fail.

OUR PRESIDENT AND SOLE DIRECTOR MR. KROPP DOES NOT HAVE EXPERIENCE IN THE FOREST RESTORATION AND CARBON INDUSTRY.

Jason Kropp our President and sole director has no experience in the industry of ecosystem restoration and carbon credit validation. Because of his lack of expertise there is a chance that he will not be able to foresee and plan for all the uncertainties in the marketplace or have the required capacity to implement the Company's Plan of Operations.

IF PRICES OF FOREST-BASED CARBON CREDITS DROP SUBSTANTIALLY OUR BUSINESS COULD FAIL.

The principle factors affecting the Company's revenues are factors which affect the price of carbon credits and are beyond the Company's control. The actual market price of carbon credits fluctuates drastically and the price of Over-The-Counter "OTC" transactions fluctuate to an even greater degree. If prices were to fall substantially our business could fail.

WE ARE AT RISK TO CHANGES IN REGULATIONS AND VERIFICATIONS THAT COULD NEGATIVELY AFFECT THE COMPANY'S PROFITABILITY.

The processes by which carbon credits are created and verified are subject to change and beyond the Company's control. Governments, lobby groups, private firms, and Environmental Non-Government Organizations "ENGO's" all work to create a more efficient and accountable system to bring carbon credits available for market and to assure validity. As the industry matures the regulatory environment will as well. These changes could become more demanding in terms of time and costs and negatively affect the Company's profitability.

WE ARE SUBJECT TO CURRENCY FLUCTUATIONS THAT COULD NEGATIVELY AFFECT THE COMPANY'S PROFITABILITY.

The profitability of the Company may be adversely affected by fluctuations in the rate of exchange of the Canadian dollar and other currencies the Company may do business in. The company at this time does not expect to hedge against currency fluctuations and changes in exchange rates are beyond the Company's control.

WE OPERATE IN A COMPETITIVE INDUSTRY AND WILL COMPETE AGAINST OTHER COMPANY'S THAT COULD NEGATIVELY AFFECT THE COMPANY'S PROFITABILITY.

The carbon credit industry is a competitive industry. The Company will compete with numerous other participants in the search for, and the acquisition of, properties and in the marketing of the sale of carbon credits. The Company's competitors will include companies that have substantially greater financial resources, staff and facilities than those of the Company.

PROJECTS WILL BE AT RISK OF FIRE, PESTS AND DISEASES

Our assets will be made up of the environmental rights attached to carbon stocks in forests. Forests are at risk to damage from fire, pests and diseases. The company will implements strategies including fuels management, species composition management and pathogen assessments as part of routine monitoring procedures but often forces of nature are outside the control of the company and could require the company to incur losses in order to replace lost carbon stocks.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at June 30, 2010, we had cash on hand of $2,548, we have accumulated a deficit of ($25,781) in business development expenses. We anticipate that additional funding will be needed for general administrative expenses and marketing costs. We intend to raise the required funds through an equity placement. However, there is no guarantee that we will be able to raise the required cash and because of this our business may fail. We have not generated any revenue from operations to date. The specific cost requirements needed to maintain operations will depend upon the restoration projects we are able to procure. Specific costs include but are not limited to the following:


Travel and project selection
Feasibility studies
Consultants
Registration and Validation
Project Implementation
Measurement and Monitoring
Marketing
Sale Efforts

Our projected budget for our first Canadian based project is $155,000, however our goal is to raise $300,000 for working capital and in order to have capital for unforeseen costs.

The amount of each of the specific costs described above will vary based on the project size, type and location. Reforestation projects have higher costs than do REDD projects due to the need to physically prepare and plant the site.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Jason Kropp, will only be devoting limited time to our operations. Mr. Kropp intends to devote 50% of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Jason Kropp from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Kropp may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause an investor to lose their investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors. Mr. Kropp's lack of training in financial accounting and management my result in a material misstatement of the Company's financial statements. In addition due to the Company's lack of accounting personnel we may be unsuccessful in maintaining effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements of our financial statements.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We will be incurring losses until we build a break-even level of revenue. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further consulting efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

IF JASON KROPP, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND INVESTORS COULD LOSE THIER INVESTMENT.

We depend on the services of our sole officer and director, Jason Kropp for the future success of our business. The loss of the services of Mr. Kropp could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible an investor could lose their entire investment. We do not carry any key personnel life insurance policies on Mr. Kropp and we do not have a contract for his services.

BECAUSE OUR DIRECTOR OWNS 31.25% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, THEY CAN MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, Jason Kropp, owns approximately 31.25% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

THE AMOUNT OF SHARES TO BE SOLD THROUGH THIS OFFERING MAY MAKE IT UNLIKELY THAT WE WEILL BE ABLE TO MAKE A SUCCESSFUL OFFERING OF OUR SECURITIES IN THE NEAR FUTURE.

Our selling shareholders are offering a significant percentage (69%) of our outstanding shares through this registration statement. As such, it is unlikely that we will be able to make a successful offering of our securities to raise capital in the near future.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is non-U.S. resident. Consequently, it may be difficult for investors to affect service of process on Mr. Kropp in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Kropp based on the civil liability provisions of the United States securities laws. Since our assets will be located in Canada and other non-US countries it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

As a public company we will incur additional costs including but not limited to the following: Audit, Legal, Prospectus printing and drafting, SEC fees, Market Maker, Transfer Agent, and EDGAR filing fees. These costs are expected to run between $12,000 and $40,000 per year.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at a fixed price of $0.04 per share unless and until our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTC Bulletin Board through a market maker for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,200,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

     1. 2,200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on March 10, 2010;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                            Total Number Of
                                              Shares To Be        Total Shares         Percentage of
                                               Offered For        to Be Owned           Shares owned
                          Shares Owned          Selling          Upon Completion       Upon Completion
     Name Of             Prior To This        Shareholders          Of This               of This
Selling Shareholder         Offering            Account            Offering              Offering
-------------------         --------            -------            --------              --------
Bernard Kropp               100,000             100,000               Nil                   Nil
Brenda Kropp                100,000             100,000               Nil                   Nil
Gilene Kropp                100,000             100,000               Nil                   Nil
Jenise Kropp                100,000             100,000               Nil                   Nil
Janaya Hackemann            100,000             100,000               Nil                   Nil
Gregor Hackemann            100,000             100,000               Nil                   Nil
Mike Eisbrenner              75,000              75,000               Nil                   Nil
Nathan Kropp                100,000             100,000               Nil                   Nil
Delores Langston             75,000              75,000               Nil                   Nil
Lisa Langston                40,000              40,000               Nil                   Nil
Chris Oviatt                 75,000              75,000               Nil                   Nil
Xiao Luo                    100,000             100,000               Nil                   Nil
Frederic Agrapart           100,000             100,000               Nil                   Nil
Marcel Mandin                40,000              40,000               Nil                   Nil
Erin Shanahan                40,000              40,000               Nil                   Nil
James Yushchyshyn            75,000              75,000               Nil                   Nil
Barbara Edgar                40,000              40,000               Nil                   Nil
Bonnie Harrison              75,000              75,000               Nil                   Nil
Jaymes Bakker                40,000              40,000               Nil                   Nil
Owen Lepps                   75,000              75,000               Nil                   Nil
Luc Laforge                  40,000              40,000               Nil                   Nil
Scott O'Donoghue             40,000              40,000               Nil                   Nil
Patricia Kropp              100,000             100,000               Nil                   Nil
Randy Kropp                 100,000             100,000               Nil                   Nil
Megan Schafers               40,000              40,000               Nil                   Nil
Dennis Pidzarko              75,000              75,000               Nil                   Nil
Cheryl Pidzarko              75,000              75,000               Nil                   Nil
Cory Kropp                  100,000             100,000               Nil                   Nil
Carol Danyluk                40,000              40,000               Nil                   Nil
Steve Munn                   40,000              40,000               Nil                   Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,200,000 shares of common stock issued and outstanding on the date of this prospectus.

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

     - has had a material relationship with us other than as a shareholder at any time within the past three years; or
     - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
     -    are broker-dealers or affiliated with broker-dealers.

(1) Patricia Kropp is the spouse of Jason Kropp, a significant stockholder of the Company and our sole Officer and Director. Mr. Kropp expressly disclaims beneficial ownership of the shares of common stock of the Company owned by his wife.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at a fixed price of $0.04 unless and until our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. Although we intend to apply for quotation of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

If applicable, the selling shareholders may distribute shares to one or more of their nominees who are unaffiliated with us. Such nominees may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any nominees with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

For the purpose of this registration statement nominee will be defined as: (a) a person or entity who is requested or named to act for another, such as an agent or trustee, or (b) a potential successor to another's rights under a contract.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling" shareholders". The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

     * A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     * Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     * Ordinary brokerage transactions and transactions in which the broker solicits purchasers
     * Face to face transactions between sellers and purchasers without a broker/dealer.

We may be deemed to be a shell company in accordance with the Securities Act of 1933. If we are deemed to be a shell company then our shares of common stock may not be resold under Rule 144 of the Securities Act of 1933. Our shares would only be able to resold through a registration statement declared effective by the SEC or by meeting the conditions of Rule 144(i). Therefore it is possible that you may not be able to sell your shares into the market place.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be "underwriters" within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods". We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder (other than the current officer/director) has, or had, any material relationship with our officers or directors. No selling shareholder is affiliated with a broker/dealer.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
     - a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -    a toll-free telephone number for inquiries on disciplinary actions;
     - a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     -    bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of March 31, 2010, there were 3,200,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Karen A. Batcher of Synergen Law Group, APC has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Silberstein Ungar, PLLC. To the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

DEFINITIONS

Carbon offsets- A carbon offset is a financial instrument aimed at a reduction in greenhouse gas emissions. Carbon offsets are measured in metric tons of carbon dioxide-equivalent (CO2e) and may represent six primary categories of greenhouse gases

Global restoration projects-Projects undergoing "ecosystem restoration" throughout the world.

Carbon resource potentials- The ability for a given area of land to sequester carbon dioxide from the atmosphere measured in tones of carbon dioxide over the life of the project.

Ecosystem restorations-the rehabilitation through planting of denuded or non-productive areas of land with trees or other plant life.

Third party validation-When a party with no interest or ties to the project or company in question reviews, verifies and validates the assumptions and results of a study or report.

We were incorporated in the State of Nevada on September 17, 2009 and have not begun operations. We intend to produce Verified Emission Reduction (VER) and Reduced Emissions from Deforestation and Degradation (REDD) carbon offsets through global restoration projects. The offsets will be validated and verified for sale to companies, foundations, and other entities that, for branding, policy and corporate social responsibility reasons, wish to offset their carbon footprints to support climate change mitigation efforts.

Krossbow Holdings has the capacity to assess carbon resource potentials, prescribe and implement ecosystem restorations to develop those resources, and thereby generate carbon offset products for sales directly with subscribers, or through brokers and re-sellers. Krossbow's business model may be likened to an resource company that "stakes" its claims to carbon resources, develops those resources into carbon offsets that it owns, and then markets those offsets to the voluntary carbon markets. At present the company has not begun operations and has no assets other than cash.

The Company intends to generate revenue through the sale of carbon offsets. Carbon offsets will be generated through three separate methods:

Afforestation: Establishing forests on bare or cultivated land that has not been forested in recent history.

Reforestation: Re-growing forests in areas where forested have previously been harvested.

Reducing emissions from Deforestation and Degradation "REDD": Deforestation refers to direct human-induced, long-term conversion of forests to non-forest land. Degradation refers to gradual, direct human-induced loss of forest carbon stocks.

Through these three methods we intend to generate carbon offsets which represent the carbon consumption capability of the planted and/or protected trees. The carbon offsets will be validated and verified to international standards for sale to various entities.

BUSINESS MODEL (VER CREDITS)

     Step 1 - Identify degraded ecosystem
     Step 2 - Approach, and consult land owner
     Step 3 - Conduct biometric research and site prescription
     Step 4 - Secure seed stock
     Step 5 - Prepare site and plant
     Step 6 - Verify Emissions
     Step 7 - Transaction
     Step 8 - Monitor

BUSINESS MODEL (REDD CREDITS)

     Step 1 - Identify forested ecosystem slated/available for harvest Step 2 - Approach, and consult land owner
     Step 3 - Conduct biometric research and site prescription
     Step 4 - Verify Emissions
     Step 5 - Transaction
     Step 6 - Monitor

REVENUE GENERATION

Before any revenue is generated the company will require additional capital which it intends to raise though an equity financing. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering. We will require additional financing of $300,000 in order to proceed with our full business plan for a full year. We plan to sell additional common shares in order to raise the funds necessary to pursue our plan of operations. Issuances of additional shares will result in dilution to our existing shareholders. We also may receive loans from our directors and officers. We currently do not have any arrangements in place for obtaining director loans and there is no assurance that we will be successful in completing any equity financing.

If we are successful in raising capital we will look to form partnerships with private landowners and municipalities in order to obtain the environmental rights to areas of land. The company intends to do this by offering to plant denuded land for municipalities free of charge in exchange for the environmental rights. With private land owners we intend to create partnerships where profit sharing arrangements can be made. We intend to approach land owners throughout Alberta, Canada for our initial projects. The project size we have run our initial numbers for is based on a 30 hectare tract of land. We have not approached any landowners at present nor do we intend to until such a time when we have the minimum $155,000 in capital to implement our plan of operations. Our target is $300,000.

Major costs include the following: (all numbers are approximate and are management's best expectations)

     Project Procurement: $15,000
     Scoping Study: $20,000
     Site Preparation: $35,000
     Seed Stock (1,000 seedlings per hectare at $1.00 per tree over 30 hectares): $30,000
     Planting Labor ($0.35 per tree): $10,500
     Planting survey: $2,500
     Travel: $2,000
     Contingency: 15,000
     Monitoring: (Survey every 2 years for first 6 years than every 9 years until 50 years): $25,000

Total Estimated Costs: $155,000

Revenues from carbon credit sales are estimated as follows:


Price of Carbon: According to the most recent publication forest carbon markets the average weighted price per tonne of CO2 went for $8.89 per tonne using the 78 projects data was generated from in the study. More information can be found at www.ecosystemmarketplace.com. The referenced report is titled "State of the Forest Carbon Markets 2009" its authors include Katherine Hamilton, Unna Chokkalingam, and Maria Bendana. Prices ranged from $1 to $50 with data taken from 78 different forest-based carbon projects located around the world. The weighted price per tonne is the average of each projects total carbon and price. The larger the project the more weight it is given in the calculation. The larger projects in the study tended to demand lower per tonne sales price and as a result management believes 8.89 per tonne is a conservative estimate.

Carbon Capacity: cool temperate forests are shown to store approximately 625 tonnes of carbon per hectare-(this data was taken from an article titled "How Much Carbon Do Different Forests Store & What Size Offsets Your Driving for a Year?"written by Matthew McDermott, in Science & Technology dated March 1,
2010). If we are able to validate a project through third party validation we will be able to market and sell all tones of carbon stored per hecter over the life of the project immediately. Using these combined figures revenues from a 30 hectare project are approximately $166,700.


MARKETS


Voluntary carbon markets nearly doubled in 2008 and are up over 700 percent from 2006 (Earthscan (2009, May 21). Voluntary Carbon Markets Double In Size And Value In 2008. SCIENCEDAILY. Retrieved from http://www.sciencedaily.com /releases/2009/05/090521144206.htm) . For the international carbon offsets market, comprised of both regulated and voluntary carbon offset and credit trading, the current and anticipated trend is of sustained growth, modulated by corporate and government policy developments. The forest-based carbon offsetting industry is heavily affected by international policy and decisions made over the upcoming years will have substantial impacts on the company's success.

International and domestic policy uncertainties continue, and though the Company will try to establish relationships with large and credible ethical organizations and corporations that are committed to climate mitigation, along with marketing, sales, there is no guarantee that markets will continue to be supported by the world's policy makers. Our efforts to establish relationships will include the development of a website for marketing and informational purposes as well as attending conferences and trying to contact companies and organizations to establish and build relationships. The company intends to conduct in-house research on the market place in order to get a better idea of where to begin its efforts once the initial financing has been completed.

6.2 MARKETS TYPES:

Voluntary Market: The Voluntary Market involves individuals, companies, and organizations who purchase carbon offsets voluntarily to mitigate or neutralize their own greenhouse gas emissions from transportation, electricity use, and other sources. These groups are not obligated to purchase carbon offsets, but choose to for various reasons such as green branding, social corporate responsibility, or choosing to do the "right" thing.

Carbon offset products used in voluntary markets are generally referred to as Verified Emissions Reductions or (VERs)

Krossbow intends to provide the voluntary market with a carbon offset source that is third party validated and verified to the international greenhouse gas project standard "ISO 14064-2" to assure scientific rigor.

Compliant Market: The Compliant Market (or regulated market) involves companies, governments or other entities that buy carbon offsets in order to comply with regulations on the total amount of carbon dioxide they are allowed to emit. Examples of the regulated market are the European Union Emissions Trading System or EU ETS. All companies which abide by these systems are obligated to meet specific carbon emission reduction targets.

COMPETITION

The carbon credit industry is a competitive industry. The Company will compete with numerous other participants in the search for, and the acquisition of, properties and in the marketing of the sale of carbon credits. The Company's competitors will include companies that have substantially greater financial resources, staff and facilities than those of the Company. Our failure to maintain a competitive position within the market could have a materially adverse effect on our business, financial condition and results of operations.

The actual number of companies operating in the forest-based carbon offsetting industry is hard to pin down to an exact number. In the "State of Forest Carbon Markets 2009" report 50 project developers were located world wide. This is not a precise number as to the total amount of companies operating in this space but gives a good idea of the number of companies who have actually completed successful transactions. In actuality there are more companies that have yet to complete a transaction and the State of Forest Carbon Markets 2009 only lists companies that have completed a transaction in 2009. The exact number is not available due to the fact that some companies are very small and will only complete one transaction (private land owners). We are a new company in a competitive industry and could face challenges competing with more developed corporations.


The voluntary carbon markets were valued at between $569 Million and $704 Million in 2008 (Earthscan (2009, May 21). Voluntary Carbon Markets Double In Size And Value In 2008. ScienceDaily. Retrieved from http://www.sciencedaily.com /releases/2009/05/090521144206.htm) . No one company makes up a control position of the market place.


INSURANCE


We do not maintain any insurance at present but intend to insure all timber assets if such insurance for carbon projects becomes available. At present there is no insurance available for forest-based carbon projects. . Because we do not have any insurance at present, if we are made a party of a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

GOVERNMENT REGULATIONS

The regulatory environment of carbon credits is presently handled by third party organizations that verify the validity and quality of carbon offsetting projects. In order to sell Verified Emission Reduction credits (VER's) and Reduced Emissions from Deforestation and Degradation credits (REDD's) we will be required to have a third party verify the project with an onsite visit. We intend to verify any carbon offsets through ISO 14064 project accounting standard. ISO 14064 is a greenhouse gas project accounting standard developed by the International Organization and Standardization beginning in 2002 and launched in spring of 2006. The standard is meant to be applicable regardless of a country's current climate policy, and does not apply restrictions of project types, size, location and crediting period. Requirements for certification include:

     1. The first part (14064-1) specifies requirements for designing and developing organization or entity-level GHG inventories.
     2. The second part (14064-2) details requirements for quantifying, monitoring and reporting emission reductions and removal enhancements from GHG projects.
     3. The third part (14064-3) provides requirements and guidance for the conducting of GHG information validation and verification.

The verification process is still in its infancy stages and it is possible this process will become more regulated in the future causing increases in time delays and costs for the Company.

We intend to register our projects to ensure credibility and transparence of all aspects from consultation to monitoring.

RESEARCH AND DEVELOPMENT

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

OFFICES


Our principal offices are located at 831-77th Avenue, Edmonton, Alberta Canada, T6P 1S9. Our telephone number is 780-860-9261. We intend to move to a more suitable location if we are able to raise additional capital through an equity placement. We do not pay any rent and there is no agreement to pay any rent in the future. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2620 Regatta Dr. Suite 102, 89128.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 31 registered shareholders.

RULE 144 SHARES

3,200,000 shares of our common stock are issued and outstanding as of the date of this prospectus. The resale of our common stock must be by way of registration or through reliance upon an exemption from registration. Our issued shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

     1.   we have ceased to be a shell company;
     2.   we are subject to the reporting requirements of the Exchange Act;
     3. we have filed all Exchange Act reports required for the past 12 months; and
     4. a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non- shell company.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                                PLAN OF OPERATION

Upon completion of our public offering, our specific goal is to procure suitable forest-based carbon offsetting projects where we can establish new forests, or protect forested landscapes in danger of deforestation and degradation. We intend to use these projects to create verified carbon credits for sale to market. Our plan of operations is as follows:

DEVELOP WEBSITE (2 WEEKS)


We have begun work on a corporate website and have begun initial marketing and networking efforts. Our website will be used to raise awareness for our business and the business model we intend to implement. At the time of this prospectus we have paid CarbonBull Inc. US $500.00 for a six month corporate banner. Under the current contract dated February 10, 2010 the company has agreed to pay Carbon Bull Inc. $1, 000 in consideration of advertisement impressions and data provided under the terms of contract. CarbonBull is an Australian based Carbon news and marketing website that we hope to use to gain interest and access to international markets for both sales and possible future forestry projects. See
Exhibit 10.1 for details on the contract with CarbonBull Inc. An outside vendor has verbally quoted the company a price for completion of the website. Cost for completion of the website is expected to be less than $1,500.


COMPLETION OF FINANCING (6 MONTHS)


We expect to complete an additional public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our public offering. We will require additional financing of $300,000 in order to proceed with our full business plan for a full year. We plan to sell additional common shares in order to raise the funds necessary to pursue our plan of operations. Issuances of additional shares will result in dilution to our existing shareholders. We also may receive loans from our directors and officers. We currently do not have any arrangements in place for obtaining director loans and there is no assurance that we will be successful in completing any equity financing. Once the present registration statement is effective there will be a ready market of secondary shares for sale, from which we will receive no proceeds. This will make it difficult to complete our secondary offering and the future share price will dictate the price of any additional raises.


PROCURE INITIAL PROJECT IN CANADA (1 MONTH)


We intend to use a forest/pastureland interface in the province of Alberta for an initial project. Forest /pastureland interface is any land that is suitable for both forestry and agricultural purposes. The process includes negotiating with landowners for environmental rights, in exchange for planning of areas free of charge and lumber rights going to the landowner. There are many large areas of pasture land at the edge of forested land that are able to support a forest. The business relationship works because we are able to get the environmental rights to the land in exchange for planning a forest that will provide harvestable timber for the land owner of the property at some point in the future. At present we have not negotiated any agreements and if we are unable to our business plan could fail. Several suitable projects have been identified but no advanced steps have been taken to draft contracts or begin initial feasibility studies. We require additional capital to initiate a feasibility study and have legal contracts drafted. The projected costs for procurement of a project is $15,000.


INITIATE FEASIBILITY STUDY (2 WEEKS)


In order to assess the economic viability of our initial project we intend to conduct a feasibility study where by growth and yield data will be used to calculate carbon potential of the chosen project. The carbon potential will be used to calculate revenues while costs will be determined by price of seed stock, labor, verification, overhead and monitoring costs. Costs associated with the feasibility study are expected to be $20,000


IMPLEMENT WORK PROGRAM (1-2 MONTH(S))

If the results of the feasibility study show positive economics we will implement the site specific work program. The specific characteristics of the chosen site will determine how much planting and site preparation is required and how much preservation of existing vegetation is required. In order to complete our work program the following costs will likely be incurred:

Legal- documents drafted to define terms of environmental rights, property rights and responsibilities.

Seed Stock- seedlings will need to be purchased from local stock providers.

Labor- planting sites will need to be cleared and prepared and a planting crew will need to be hired in order to complete the afforestation/reforestation.


Monitoring- costs associated with assuring the planted and protected trees are growing to their potential and that adverse growing conditions, pests, fire and disease have not negatively affected growth. This cost will not be incurred at the time of the work program but a liability will be added to the balance sheet. Costs associated with implementation of the work program are expected to be $95,000


VERIFY CARBON CREDITS (1 MONTH)

Once the work program has been completed the project will undergo a review by a third party. We intend to verify any carbon offsets through ISO 14064 project accounting standard. ISO 14064 is a greenhouse gas project accounting standard developed by the International Organization and Standardization beginning in 2002 and launched in spring of 2006. The standard is meant to be applicable regardless of a country's current climate policy, and does not apply restrictions of project types, size, location and crediting period. Requirements for certification include:

     1. The first part (14064-1) specifies requirements for designing and developing organization or entity-level GHG inventories.
     2. The second part (14064-2) details requirements for quantifying, monitoring and reporting emission reductions and removal enhancements from GHG projects.
     3. The third part (14064-3) provides requirements and guidance for the conducting of GHG information validation and verification.

Costs associated with verification are expected to cost $20,000. The verification process is required only once per project after the trees have been planted. Depending on the size and location of the poject the monitoring requirements may vary slightly. The resons for variation are due to access, species diversity, and forest risks including pests, pathogens and fire.

In a forest-based carbon offsetting project all the credits are procured and registered for sale once the project have been verified. Our company however will be responsible for monitoring the site and assuring the forest is healthy and in place for the term of the contract. A typical monitoring program includes a site visit or aerial survey every 5-10 years. We have budgeting $25,000 for our initial project to be put aside for this obligation.

LOCATE BUYER FOR VERIFIED EMISSIONS (1-3 MONTH(S))


Once the carbon credits have been verified we will have the ability to sell the carbon credits associated with the project. We intend to focus our sales efforts on voluntary markets:


Voluntary Market: The Voluntary Market involves individuals, companies, and organizations who purchase carbon offsets voluntarily to mitigate or neutralize their own greenhouse gas emissions from transportation, electricity use, and other sources. These groups are not obligated to purchase carbon offsets, but choose to for various reasons such as green branding, social corporate responsibility, or choosing to do the "right" thing.

Carbon offset products used in voluntary markets are generally referred to as Verified Emissions Reductions or (VERs)



At present the company has no buyers for potential carbon credits. There is no guarantee we will be able to source a buyer at a secured price to achieve profitable operations. If we are unable to find a suitable buyer for our potential carbon credits our business may fail.

SUMMARY

In summary, we should be in full operation and taking on contracts within 360 days (12 months) of the effectiveness of our registration statement. The completion or our first operational project should take 5-7 months from identification to final sale of verified carbon credits. In addition to the costs and stages described above the company will be responsible for monitoring of the forested area for the length of the contract (approximately 50 years). This liability is expected to cost $25,000.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are a start-up company and have not generated any revenues. We cannot guarantee success of our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS FOR PERIOD ENDING MARCH 31, 2010

We did not earn any revenues from our incorporation on September 17, 2009 to March 31, 2010. We incurred operating expenses in the amount of ($6,211) for the period from our inception on September 17, 2009 through March 31, 2010. These operating expenses were comprised incorporation costs, web-marketing and other development costs.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan. For these reasons, there is substantial doubt that we will be able to continue as a going concern.


RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDING JUNE 30, 2010

We did not earn any revenues during the three months ended June 30, 2010. We incurred operating expenses in the amount of ($19,570) for the period from our inception on April 1, 2010 through June 30, 2010. These operating expenses were comprised of general and administrative expenses including, legal, filing fees and accounting costs.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan. For these reasons, there is substantial doubt that we will be able to continue as a going concern.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR:

Name of Director       Age
----------------       ---

Jason Kropp            40

EXECUTIVE OFFICERS:

Name of Officer        Age                         Office
---------------        ---                         ------

Jason Kropp            40       President, Chief Executive Officer, Secretary,
                                Treasurer, Chief Financial Officer and Chief
                                Accounting Officer

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our sole officer and director.

Since our inception on September 17, 2009, Jason Kropp has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors. Mr. Kropp attended the University of British Columbia where he obtained degrees and Economics in 1994. After completing his education in 1994 Jason went on to join Berja Group Ltd, an Edmonton based company that provides a wide range of services in the Petroleum and Chemical Industry. Mr Kropp runs the business end of Beria while his brother runs the technical end. Jason's responsibilities include business development as well as operations management. He is often traveling to build business relationships with clientele and overseeing work completed by Berja Group. . Jason has not been a member of the board of directors of any corporations during the last five years. He intends to devote approximately 50% of his business time to our affairs.

   During the past five years, Mr. Kropp has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Kropp was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Kropp's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our sole officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our sole officer and director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on September 17, 2009 to March 31, 2010 (our fiscal year end) and subsequent thereto to the date of this prospectus.

                           SUMMARY COMPENSATION TABLE

                                                                                    Change in
                                                                                     Pension
                                                                                    Value and
                                                                   Non-Equity      Nonqualified
 Name and                                                          Incentive         Deferred
 Principal                                   Stock      Option        Plan         Compensation    All Other
 Position       Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Totals($)
 --------       ----   ---------  --------  ---------  ---------  ---------------   -----------  ---------------  ---------
Jason Kropp     2009     None       None      None       None         None              None          None           None
President, CEO,
CFO, Secretary,
Treasurer, Chief
Accounting Officer,
and sole director

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

CONSULTING AGREEMENTS

We do not have an employment or consulting agreement with Jason Kropp. We do not pay him for acting as a director or officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at June 30, 2010 except as otherwise indicated, all shares are owned directly.


Title of      Name and address                      Amount of        Percent
 Class       of beneficial owner               beneficial ownership  of class
 -----       -------------------               --------------------  --------

Common   Jason Kropp                                1,000,000 (1)     31.3% (2)
Stock    President, Chief Executive Officer,
         Chief Financial, Officer, Secretary,
         Treasurer, Chief Accounting Officer
         and sole Director
         831-77th Avenue
         Edmonton, Alberta
         Canada T6P 1S9

Common   All Officers and Directors as a            1,000,000         31.3%
Stock    group that consists of one person            shares

----------
(1) Jason Kropp's wife, Patricia Kropp, is the beneficial owner of 100,000 shares of common stock. Mr. Kropp expressly disclaims beneficial ownership of the shares of common stock of the Company owned by his wife.
(2) The percent of class is based on 3,200,000 shares of common stock issued and outstanding as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Kropp purchased 1,000,000 shares of Krossbow Holding Corp. at a price of $0.004 per share on December 30, 2009. He currently owns 31.3% of the company's outstanding common stock. None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     * Any relative or spouse of any of the foregoing persons who has the same house as such person;
     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On September 17, 2009, the sole Director and President, Jason Kropp loaned the Company $1,079. The loan is non-interest bearing, unsecured and due upon demand.

The Company shares office space in the office of its sole director and President. We do not pay any rent and there is no agreement to pay any rent in the future nor is there a binding agreement for the space to be provided indefinitely on a rent-free basis. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

KROSSBOW HOLDING CORP.
 (A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

MARCH 31, 2010


1.   Report of Independent Registered Public Accounting Firm                 F-1

2.   Audited financial statements for the period from inception
     (September 17, 2009) to March 31, 2010

     a.   Balance Sheet as of March 31, 2010                                 F-2

     b.   Statement of Operations for the period from September 17,
          2009 (Date of Inception) to March 31, 2010                         F-3

     c.   Statement of Stockholders' Equity as of March 31, 2010             F-4

     d.   Statement of Cash Flows for the period from September 17,
          2009 (Date of Inception) to March 31, 2010                         F-5

     e.   Notes to Financial Statements                                      F-6

3. Unaudited Financial statements for the period for the period from inception (September 17, 2009) to June 30, 2010

     a.   Balance Sheets as of June 30, 2010 (unaudited) and March
          31, 2010 (audited)                                                F-10

     b.   Statement of Operations for the three months ended June 30,
          2010 And the period from September 17, 2010 (Date of
          Inception) to June 30, 2010 (unaudited)                           F-11

     c.   Statement of Stockholders' Equity as of June 30, 2010
          (unaudited)                                                       F-12

     d.   Statement of Cash Flows for the three months ended June 30,
          2010 And the period from September 17, 2009 (Date of
          Inception) to March 31, 2010 (unaudited)                          F-13

     e.   Notes to Financial Statements                                     F-14

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors
Krossbow Holding Corp.
Edmonton, Alberta, Canada

We have audited the accompanying balance sheet of Krossbow Holding Corp., as of March 31, 2010, and the related statements of operations, stockholders' equity, and cash flows for the period from September 17, 2009 (date of inception) to March 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Krossbow Holding Corp., as of March 31, 2010 and the results of their operations and cash flows for the period from September 17, 2009 (date of inception) to March 31, 2010, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Krossbow Holding Corp. will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred losses from operations and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Silberstein Ungar, PLLC
-----------------------------------
Silberstein Ungar, PLLC

Bingham Farms, Michigan
April 30, 2010

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                               AT MARCH 31, 2010


                                                                       March 31,
                                                                         2010
                                                                       --------
ASSETS

Current Assets
  Cash and cash equivalents                                            $ 25,450
                                                                       --------

TOTAL ASSETS                                                           $ 25,450
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Current Liabilities
    Accrued expenses                                                   $  4,582
    Note payable - related party                                          1,079
                                                                       --------

TOTAL LIABILITIES                                                         5,661
                                                                       --------

STOCKHOLDERS' EQUITY
  Common stock, par $0.001, 75,000,000 shares authorized,
   3,200,000 shares issued and outstanding                                3,200
  Paid in capital                                                        22,800
  Deficit accumulated during the development stage                       (6,211)
                                                                       --------

TOTAL STOCKHOLDERS' EQUITY                                               19,789
                                                                       --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 25,450
                                                                       ========


    The accompanying notes are an integral part of the financial statements.

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS
          PERIOD FROM SEPTEMBER 17, 2009 (INCEPTION) TO MARCH 31, 2010


                                                              Period from
                                                           September 17, 2009
                                                        (Date of Inception) to
                                                               March 31,
                                                                 2010
                                                               ---------

GROSS REVENUES                                                 $       0

OPERATING EXPENSES                                                 6,211

LOSS FROM OPERATIONS                                              (6,211)

OTHER EXPENSES                                                         0
                                                               ---------

NET LOSS BEFORE INCOME TAXES                                      (6,211)

PROVISION FOR INCOME TAXES                                             0
                                                               ---------

NET LOSS                                                       $  (6,211)
                                                               =========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                    716,327
                                                               =========

NET LOSS PER SHARE                                             $   (0.01)
                                                               =========


    The accompanying notes are an integral part of the financial statements.

                             KROSSBOW HOLDING CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY
          PERIOD FROM SEPTEMBER 17, 2009 (INCEPTION) TO MARCH 31, 2010

                                           Common Stock         Additional
                                        -------------------      Paid in     Accumulated
                                        Shares       Amount      Capital       Deficit        Total
                                        ------       ------      -------       -------        -----
Inception, September 17, 2009                 0     $     0     $      0      $      0      $      0

Common stock issued to founder at
 $0.004 per share                     1,000,000       1,000        3,000            --         4,000

Common stock issued for cash at
 $0.01 per share                      2,200,000       2,200       19,800            --        22,000

Net loss for the period ended
 March 31, 2010                              --          --           --        (6,211)       (6,211)
                                      ---------     -------     --------      --------      --------

Balance, March 31, 2010               3,200,000     $ 3,200     $ 22,800      $ (6,211)     $ 19,789
                                      =========     =======     ========      ========      ========


    The accompanying notes are an integral part of the financial statements.

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
          PERIOD FROM SEPTEMBER 17, 2009 (INCEPTION) TO MARCH 31, 2010


                                                              Period from
                                                           September 17, 2009
                                                        (Date of Inception) to
                                                               March 31,
                                                                 2010
                                                               ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss for the period                                      $ (6,211)
  Adjustments to Reconcile Net Loss to Net
   Cash Used in Operating Activities:
     Changes in Assets and Liabilities
     Increase in accrued expenses                                 4,582
                                                               --------
Net Cash Used in Operating Activities                            (1,629)
                                                               --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable - related party                      1,079
  Proceeds from the sale of common stock                         26,000
                                                               --------
Net Cash Provided by Financing Activities                        27,079
                                                               --------

Net Increase in Cash and Cash Equivalents                        25,450

Cash and Cash Equivalents - Beginning                                 0
                                                               --------

Cash and Cash Equivalents - Ending                             $ 25,450
                                                               ========

Supplemental Cash Flow Information:
  Cash paid for interest                                       $      0
                                                               ========
  Cash paid for income taxes                                   $      0
                                                               ========


    The accompanying notes are an integral part of the financial statements.

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2010


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS
Krossbow Holding Corp. ("the Company") was incorporated under the laws of the State of Nevada, U.S. on September 17, 2009. The Company is in the development stage and it produce Verified Emission Reduction (VER) and Reduced Emissions from Deforestation and Degradation (REDD) carbon offsets through global restoration projects.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, September 17, 2009 through March 31, 2010 the Company has accumulated losses of ($6,211).

BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

ACCOUNTING BASIS
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted an March 31 fiscal year end.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying value of cash, accounts payable and notes payable approximate their fair value due to the short period of these instruments.

DEVELOPMENT STAGE COMPANY
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION
The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2010


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES
The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

LOSS PER COMMON SHARE
Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

STOCK-BASED COMPENSATION
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options.

As of March 31, 2010, the Company has not issued any stock-based payments to its employees.

FOREIGN CURRENCY TRANSLATION
The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar.

RECENT ACCOUNTING PRONOUNCEMENTS
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled "Subsequent Events". Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered "issued" when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 165 (ASC 855-10) during the quarter ended September 30, 2009 did not have a significant effect on the Company's financial statements as of that date or for the quarter or year-to-date period then ended. In connection with preparing the accompanying unaudited financial statements as of September 30, 2009 and for the quarter and nine month period ended September 30, 2009, management evaluated subsequent events through the date that such financial statements were issued (filed with the SEC).

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2010


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)
In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. ("SFAS 168" or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company's results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 2 - CAPITAL STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

In December 2009, the Company issued 1,000,000 shares of common stock at a price of $0.004 per share for total cash proceeds of $4,000.

In January through March 2010, the Company issued 2,200,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $22,000.

The Company has 3,200,000 shares of common stock issued and outstanding as of March 31, 2010. Of these shares, approximately 31.25% are controlled by the Company's sole officer and director, who may be able to exert significant influence over the operations of the Company. He may also have the power to prevent or cause a change in control.

The Company has filed an S-1 registration statement to register some shares of stock for sale. The shares owned by our sole director and officer are not a part of the registration statement and his percentage ownership will be stay the same at approximately 31.25%.

NOTE 3 - ACCRUED EXPENSES

Accrued expenses at March 31, 2010 consisted of amounts owed to the Company's outside independent auditors and a company assisting in building the Company's logo and website. Total costs to be incurred for the completion of the website are expected to be no more than $1,500.

NOTE 4 - RELATED PARTY TRANSACTIONS

On September 17, 2009, the sole Director and President, Jason Kropp loaned the Company $1,079. The loan is non-interest bearing, unsecured and due upon demand.

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2010


NOTE 4 - RELATED PARTY TRANSACTIONS (CONTINUED)

The Company shares office space in the office of its sole director and President. We do not pay any rent and there is no agreement to pay any rent in the future nor is there a binding agreement for the space to be provided indefinitely on a rent-free basis. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.

NOTE 5 - INCOME TAXES

For the period ended March 31, 2010, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $6,000 at March 31, 2010, and will expire beginning in the year 2030.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                            2009
                                                           -------

             Income tax expense at statutory rate          $ 2,111
             Valuation allowance                            (2,111)
                                                           -------
             Income tax expense per books                  $    --
                                                           =======

Net deferred tax assets consist of the following components as of:

                                                            2009
                                                           -------

             NOL Carryover                                 $ 2,111
             Valuation allowance                            (2,111)
                                                           -------
             Net deferred tax asset                        $    --
                                                           =======

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred losses of ($6,211) since its inception and has not yet produced revenues from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern. Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the Company's ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to March 31, 2010 and has determined that it does not have any material subsequent events to disclose in these financial statements.

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
           AT JUNE 30, 2010 (UNAUDITED) AND MARCH 31, 2010 (AUDITED)

                                                                   June 30,           March 31,
                                                                     2010               2010
                                                                   --------           --------
                                                                  (unaudited)         (audited)
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                        $  2,548           $ 25,450
                                                                   --------           --------

TOTAL ASSETS                                                       $  2,548           $ 25,450
                                                                   ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Current Liabilities
  Accrued expenses                                                 $  1,250           $  4,582
  Note payable - related party                                        1,079              1,079
                                                                   --------           --------

TOTAL LIABILITIES                                                     2,329              5,661
                                                                   --------           --------
STOCKHOLDERS' EQUITY
  Common stock, par $0.001, 75,000,000 shares authorized,
   3,200,000 shares issued and outstanding                            3,200              3,200
  Paid in capital                                                    22,800             22,800
  Deficit accumulated during the development stage                  (25,781)            (6,211)
                                                                   --------           --------

TOTAL STOCKHOLDERS' EQUITY                                              219             19,789
                                                                   --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $  2,548           $ 25,450
                                                                   ========           ========


    The accompanying notes are an integral part of the financial statements.

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF OPERATIONS (UNAUDITED)
                        THREE MONTHS ENDED JUNE 30, 2010
          PERIOD FROM SEPTEMBER 17, 2009 (INCEPTION) TO JUNE 30, 2010

                                                                              Period from
                                                      Three months         September 17, 2009
                                                         ended           (Date of Inception) to
                                                        June 30,               June 30,
                                                          2010                   2010
                                                       ----------             ----------
GROSS REVENUES                                         $        0             $        0

OPERATING EXPENSES                                         19,570                 25,781
                                                       ----------             ----------

LOSS FROM OPERATIONS                                      (19,570)               (25,781)

OTHER EXPENSES                                                  0                      0
                                                       ----------             ----------

NET LOSS BEFORE INCOME TAXES                              (19,570)               (25,781)

PROVISION FOR INCOME TAXES                                      0                      0
                                                       ----------             ----------

NET LOSS                                               $  (19,570)            $  (25,781)
                                                       ==========             ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING           3,200,000
                                                       ==========

NET LOSS PER SHARE                                     $    (0.01)
                                                       ==========


    The accompanying notes are an integral part of the financial statements.

                             KROSSBOW HOLDING CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
          PERIOD FROM SEPTEMBER 17, 2009 (INCEPTION) TO JUNE 30, 2010

                                           Common Stock         Additional
                                        -------------------      Paid in     Accumulated
                                        Shares       Amount      Capital       Deficit        Total
                                        ------       ------      -------       -------        -----
Inception, September 17, 2009                 0     $     0     $      0      $      0      $      0

Common stock issued to founder at
 $0.004 per share                     1,000,000       1,000        3,000            --         4,000

Common stock issued for cash at
 $0.01 per share                      2,200,000       2,200       19,800            --        22,000

Net loss for the period ended
 March 31, 2010                              --          --           --        (6,211)       (6,211)
                                      ---------     -------     --------      --------      --------

Balance, March 31, 2010               3,200,000     $ 3,200     $ 22,800      $ (6,211)     $ 19,789

Net loss for the three months
 ended June 30, 2010                         --          --           --       (19,570)      (19,570)
                                      ---------     -------     --------      --------      --------

Balance, June 30, 2010                3,200,000     $ 3,200     $ 22,800      $(25,781)     $    219
                                      =========     =======     ========      ========      ========


    The accompanying notes are an integral part of the financial statements.

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                        THREE MONTHS ENDED JUNE 30, 2010
          PERIOD FROM SEPTEMBER 17, 2009 (INCEPTION) TO JUNE 30, 2010

                                                                               Period from
                                                         Three months       September 17, 2009
                                                            ended         (Date of Inception) to
                                                           June 30,             June 30,
                                                             2010                 2010
                                                           --------             --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss for the period                                  $(19,570)            $(25,781)
  Adjustments to Reconcile Net Loss to Net
   Cash Used in Operating Activities:
     Changes in Assets and Liabilities
       Increase (decrease) in accrued expenses               (3,332)               1,250
                                                           --------             --------
Net Cash Used in Operating Activities                       (22,902)             (24,531)
                                                           --------             --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable - related party                      0                1,079
  Proceeds from the sale of common stock                          0               26,000
                                                           --------             --------
Net Cash Provided by Financing Activities                         0               27,079
                                                           --------             --------

Net Increase (Decrease) in Cash and Cash Equivalents        (22,902)               2,548

Cash and Cash Equivalents - Beginning                        25,450                    0
                                                           --------             --------

Cash and Cash Equivalents - Ending                         $  2,548             $  2,548
                                                           ========             ========

Supplemental Cash Flow Information:
  Cash paid for interest                                   $      0             $      0
                                                           ========             ========
  Cash paid for income taxes                               $      0             $      0
                                                           ========             ========


    The accompanying notes are an integral part of the financial statements.

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 JUNE 30, 2010


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business
Krossbow Holding Corp. ("the Company") was incorporated under the laws of the State of Nevada, U.S. on September 17, 2009. The Company is in the development stage and it intends to produce Verified Emission Reduction (VER) and Reduced Emissions from Deforestation and Degradation (REDD) carbon offsets through global restoration projects.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, September 17, 2009 through June 30, 2010 the Company has accumulated losses of $25,781.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a March 31 fiscal year end.

Fair Value of Financial Instruments
The carrying value of cash, accounts payable and notes payable approximate their fair value due to the short period of these instruments.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition
The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 JUNE 30, 2010


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

Loss Per Common Share
Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options.

As of June 30, 2010, the Company has not issued any stock-based payments to its employees.

Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled "Subsequent Events". Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered "issued" when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively.

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. ("SFAS 168" or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company's results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 JUNE 30, 2010


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)
As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 2 - CAPITAL STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

In December 2009, the Company issued 1,000,000 shares of common stock at a price of $0.004 per share for total cash proceeds of $4,000.

In January through March 2010, the Company issued 2,200,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $22,000.

The Company has 3,200,000 shares of common stock issued and outstanding as of June 30, 2010. Of these shares, approximately 31.25% are controlled by the Company's sole officer and director, who may be able to exert significant influence over the operations of the Company. He may also have the power to prevent or cause a change in control.

The Company has filed an S-1 registration statement to register some shares of stock for sale. The shares owned by our sole director and officer are not a part of the registration statement and his percentage ownership will be stay the same at approximately 31.25%.

NOTE 3 - ACCRUED EXPENSES

Accrued expenses at June 30, 2010 consisted of amounts owed to the Company's outside independent auditors.

NOTE 4 - NOTE PAYABLE - RELATED PARTY

On September 17, 2009, the sole Director and President, Jason Kropp loaned the Company $1,079. The loan is non-interest bearing, unsecured and due upon demand.

                             KROSSBOW HOLDING CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO THE FINANCIAL STATEMENTS
                                 JUNE 30, 2010


NOTE 5 - INCOME TAXES

For the periods ended June 30, 2010, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $26,000 at June 30, 2010, and will expire beginning in the year 2030.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

Net deferred tax assets consist of the following components as of:

                                                      2010
                                                    -------
                    NOL Carryover                   $ 8,766
                    Valuation allowance              (8,766)
                                                    -------

                    Net deferred tax asset          $    --
                                                    =======

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred losses of $25,781 since its inception and has not yet produced revenues from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern. Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the Company's ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to June 30, 2010 to August 30, 2010, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee               $     6.28
Transfer Agent Fees                                               $ 5,000.00
Accounting fees and expenses                                      $ 5,500.00
Legal fees and expenses                                           $ 4,500.00
Edgar filing fees                                                 $   800.00
                                                                  ----------
Total                                                             $15,806,27
                                                                  ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;
     (2)  the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 1,000,000 shares of our common stock to Jason Kropp on January 16, 2009. Mr. Kropp is our President, Chief Executive Officer, Treasurer, Secretary and our sole director. He acquired these 1,000,000 shares at a price of $0.004 per share for total proceeds to us of $4,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Kropp was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 2,200,000 shares of our common stock at a price of $0.01 per share to the following 30 purchasers on March 10, 2010:

           Name of Subscriber                       Number of Shares
           ------------------                       ----------------

           Bernard Kropp                                100,000
           Brenda Kropp                                 100,000
           Gilene Kropp                                 100,000
           Jenise Kropp                                 100,000
           Janaya Hackemann                             100,000
           Gregor Hackemann                             100,000
           Mike Eisbrenner                               75,000
           Nathan Kropp                                 100,000
           Delores Langston                              75,000
           Lisa Langston                                 40,000
           Chris Oviatt                                  75,000
           Xiao Luo                                     100,000
           Frederic Agrapart                            100,000
           Marcel Mandin                                 40,000

           Erin Shanahan                                 40,000
           James Yushchyshyn                             75,000
           Barbara Edgar                                 40,000
           Bonnie Harrison                               75,000
           Jaymes Bakker                                 40,000
           Owen Lepps                                    75,000
           Luc Laforge                                   40,000
           Scott O'Donoghue                              40,000
           Patricia Kropp                               100,000
           Randy Kropp                                  100,000
           Megan Schafers                                40,000
           Dennis Pidzarko                               75,000
           Cheryl Pidzarko                               75,000
           Cory Kropp                                   100,000
           Carol Danyluk                                 40,000
           Steve Munn                                    40,000

The total amount received from this offering was $22,000. We completed this offering pursuant to Regulation S of the Securities Act

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

EXHIBITS

     Exhibit
     Number                        Description
     ------                        -----------
      3.1        Articles of Incorporation *
      3.2        By-Laws *
      5.1        Legal opinion of Karen A, Batcher, with consent to use *
     10.1        Advertising Contract with CarbonBull Inc. *
     10.2        Loan Agreement between Krossbow Holding Corp. and Jason Kropp *
     23.1        Consent of Silberstein Ungar, PLLC.

----------
* Filed Previously

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Carson City, State of Nevada, on September 3, 2010.


                                         Krossbow Holding Corp.


                                         By: /s/ Jason Kropp
                                             -----------------------------------
                                             Jason Kropp
                                             President, Chief Executive Officer,
                                             Secretary, Treasurer, Chief
                                             Accounting Officer, Chief Financial
                                             Officer and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


Signature                     Capacity in Which Signed              Date
---------                     ------------------------              ----


/s/ Jason Kropp              President, Chief Executive        September 3, 2010
-------------------------    Officer, Secretary, Treasurer,
Jason Kropp                  Chief Accounting Officer,
                             Chief Financial Officer
                             and sole Director